Exhibit 10.16

AMENDMENT TO CSO AGREEMENT

This Amendment to the CSO Agreement (the “Amendment”) is made as of October 21, 2014, by and between Advanced Inhalation Therapies (AIT) Ltd., a private Israeli Company No. 51‑460938-7, having its principal office at 2 Meir Weisgal Road, Rehovot, Israel (the “Company”), and Prof. Yossef Av-Gay, residing at 3849 West 13th Ave., Vancouver, B.C, Canada (the “Consultant”).  Unless otherwise specified herein, capitalized terms shall have the meaning ascribed to them in the Original Agreement (as defined below).

WHEREAS
On December 15, 2012, with effect from November ____, 2012, the Company and the Consultant have entered into a CSO Agreement, a copy of which is attached hereto as Schedule A (the “Original Agreement”); and

WHEREAS	the Parties wish to enter into this Amendment in order to change certain provisions of the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree, effective as of September 1, 2014, as follows:

1.	Section 2.5 of the Original Agreement shall be replaced in its entirety with the following new Section 2.5:

“2.5
From time to time, Consultant and Company will agree on the amount of time required for Consultant to render CSO Services, such amount of time may reach up to the full business time of the Consultant in the performance of CSO Services, as shall be agreed by the Company and the Consultant.

2.	Section 3.1 of the Original Agreement, shall be replaced in its entirety with the following new Section 3.1:

“3.1	Consultant agrees to accept a fee in the amount of US$7,500 per month, plus applicable VAT, for the performance of the CSO Services (the “Monthly Consulting Fee”).”

3.	The Original Agreement shall be amended by adding the following as Section 3.1A:

“3.1A
In consideration of the services to be provided to the Company by the Consultant during the “test the water” and “road show” stages, as part of the Company’s ongoing efforts to achieve an initial public offering during the 2014 and 2015 calendar years (the “IPO”), the Consultant will be entitled to receive (i) a one-time additional fee in the amount of US$5,000 plus applicable VAT which will be payable to the Consultant by the Company following the completion of the “test the water” and “road show” stages as part of the IPO process (the “IPO Consulting Fee”); and (ii) in the event that the Company succeeds in achieving and consummating the IPO during the 2014 and 2015 calendar years, a one-time additional fee in the amount of US$50,000 plus applicable VAT (the “IPO Success Fee”, together with the Monthly Consulting Fee and the IPO Consulting Fee, the “Consulting Fee”).”

4.	Section 3.2 shall be deleted in its entirety.

5.	Section 3.4 of the Original Agreement shall be amended by replacing the words “Adjusted Consultant Fee” by the words “Consulting Fee”

6.	Section 4.3 of the Original Agreement shall be amended by replacing the words “Adjusted Consultant Fee” by the words “Monthly Consulting Fee”.

7.	Section 6.3 of the Original Agreement shall be replaced in its entirety with the following new Section 6.3:

“6.3
Following termination of this Agreement by the Company in the absence of Just and Sufficient Cause, the Consultant shall be required to continue performing the Services in accordance with the terms hereof during the Notice Period”

8.
This Amendment forms an integral part of the Original Agreement.  Unless explicitly set forth hereunder, the terms of the Original Agreement shall remain unchanged, in full force and effect, and shall apply, mutatis mutandis, to this Amendment.

(SIGNATURE PAGE TO FOLLOW)

[SIGNATURE PAGE TO AMENDMENT TO CSO AGREEMENT]

IN WITNESS WHEREOF, the panics hereto have executed this Amendment as of the day and year first above written.

Advanced Inhalation-Therapies (AIT) Ltd.	Prof. Yossef Av-Gay

By: /s/ Name: /s/ Title: COO	Signature: /s/ Yossef Av-Gay

SCHEDULE A

Original Agreement